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                                                                     EXHIBIT 5.1


                           [LETTERHEAD OF BELL GULLY]


                                                               13 September 2001

Fisher & Paykel Industries Limited
15 Maurice Paykel Place
Auckland



Dear Sirs


1. We have acted as New Zealand counsel to Fisher & Paykel Industries Limited, a company incorporated in New Zealand (the "Registrant"), in connection with a Registration Statement on Form F-1 (File No._________ (the "Registration Statement")) filed by the Registrant with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Act of 1933, as amended (the "Act"), relating to an offering (the "Offering") of American Depositary Shares ("ADSs"), each ADS representing four ordinary shares of no par value of Fisher & Paykel Industries Limited, by a stockholder of the Registrant (such shares, including any shares that may be sold upon exercise of underwriters' over-allotment option and any additional shares that may be registered in accordance with Rule 462(b) under the Act for sale in the Offering, referred to as the "Shares").

2. In so acting, we have examined and relied upon the originals, or copies certified or otherwise identified to our satisfaction, of such records, documents, certificates and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below.

3. Based on this examination and reliance, we are of the opinion that when the ADSs are sold under the Offering the Shares they represent will be legally issued, fully paid and non-assessable under the laws of New Zealand.

4. In giving the opinion set out in paragraph 3 above, we have assumed that all money recorded in the books and records of Fisher & Paykel Industries Limited examined by us as having been paid and received in respect of the shares has in fact been paid and received.

5. The term "non-assessable" used above is not a term commonly used under New Zealand law to describe shares. In this opinion the term "non-assessable" means that the issuer cannot make calls for further amounts to be paid to it in respect of the shares.

6. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement, to the reference to our firm under the caption "Legal Matters" in the Prospectus forming a part thereof and to the incorporation by reference of this opinion and consent as exhibits to any registration statement filed in accordance with Rule 462(b) under the Act relating to the Offering. In giving such consent, we do not thereby concede that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Yours faithfully

Bell Gully

/s/ JAMES GIBSON
James Gibson
Partner